EXHIBIT 3.2

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                       NOMURA ASSET SECURITIES CORPORATION
                             (Delaware Corporation)

                                     BY-LAWS

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                                    ARTICLE I

                                     OFFICES

         Section 1.1. REGISTERED OFFICE.

         The registered office of the Corporation in the State of Delaware shall be located at the principal place of business in that state of the corporation or individual acting as the Corporation's registered agent in the State of Delaware.

         Section 1.2. OTHER OFFICES.

         The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors from time to time may designate or the business of the Corporation may require.

                                   ARTICLE II

                            MEETING OF STOCKHOLDERS

         Section 2.1. DATE, TIME, AND PLACE.

         Meetings of stockholders of the Corporation shall be held on such date and at such time and place, either within or without the State of Delaware, as shall be designated by the Board of Directors and stated in the written notice of the meeting or in a duly executed written waiver of notice of the meeting.

         Section 2.2. ANNUAL MEETINGS.

         Annual meetings of stockholders for the election of directors to the Board of Directors and for the transaction of such other business as may be stated in the written notice of the meeting or as may properly come before the meeting shall be held on such date and at such time and place, either within or without the State of Delaware, as shall be designated by the Board of Directors and stated in the written notice of the meeting or in a duly executed written waiver of notice of the meeting.

         Section 2.3. SPECIAL MEETINGS.

         Special meetings of stockholders for any purpose or purposes, unless otherwise prescribed by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these By-laws, may be called by the Board of Directors or the President. Special meetings of stockholders shall be called by the Board of Directors or the Secretary at the written request of stockholders holding a majority of the aggregate number of shares of common stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such written request shall state the purpose or purposes for which the special meeting is called. The place, date, and time of a special meeting shall be fixed by the Board of Directors or the officer calling the meeting and shall be stated in the written notice of such meeting, which notice shall state the purpose or purposes for which the meeting is called. Business transacted at a special meeting shall be confined to the purpose or purposes stated in the written notice of meeting and matters germane thereto.

         Section 2.4. NOTICE OF MEETINGS.

         Written notice of the place, date, and time of, and the general nature of the business to be transacted at, a meeting of stockholders shall be given to each stockholder of record entitled to vote at such meeting, in the manner prescribed by Section 6.1 of these By-laws, not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, except that where the matter to be acted upon at the meeting is a merger or consolidation of the Corporation, or a sale, lease, or exchange of all or substantially all of the Corporation's assets, such notice shall be given not less than twenty (20) nor more than sixty
(60) days prior to such meeting.

         Section 2.5. STOCKHOLDER LIST.

         The Secretary or other officer in charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days prior to a meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class of shares of stock of the Corporation registered in the name of each stockholder. Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall obe produced and kept at the place and time of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.6. VOTING RIGHTS.

         In order that the Corporation may determine the stockholders entitled to notice of, and to vote at, a meeting of stockholders or at any adjournment(s) thereof or to express consent or dissent to corporate action in writing without a meeting, the Board of Directors may fix a record date in the manner prescribed by Section 9.1 of these By-laws. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in the manner prescribed by Section 2.7 of these By-laws. Except as specifically provided otherwise by the General Corporation Law of the state of Delaware, the Certificate of Incorporation, or these By-laws, each holder of common stock entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting shall be entitled to one vote for each share of stock registered in such stockholder's name on the books and records of the Corporation as of the record date.

         Section 2.7. PROXIES.

         Each proxy shall be in writing and shall be executed by the stockholder giving the proxy or by such stockholder's duly authorized attorney. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy expressly provides for a longer period. Unless and until voted, every proxy shall be revocable at the discretion of the person who executed it or of his legal representative or assigns, except in those cases where an irrevocable proxy permitted by the General Corporation Law of the State of Delaware shall have been given.

         Section 2.8. QUORUM AND ADJOURNMENT(S) OF MEETINGS.

         Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these By-laws, a majority of the aggregate number of shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of stockholders. If such majority shall not be present in person or represented by proxy at a meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until holders of the requisite number of shares of stock entitled to vote at the meeting shall be present in person or represented by proxy. When a meeting of stockholders is adjourned to another place, date, or timer notice need not be given of the adjourned meeting if the place, date, and time of such adjourned meeting are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present in person or represented by proxy, stockholders may transact any business that might have been transacted at the meeting as originally noticed, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment(s) thereof. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.9. REQUIRED VOTE.

         Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these By-laws, the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at a meeting of stockholders at which a quorum is present and entitled to vote on the subject matter (including, but not limited to, the election of directors to the Board of Directors) shall be the act of the stockholders with respect to the matter voted upon.

         Section 2.10. ACTION WITHOUT MEETING.

         Notwithstanding any contrary provisions of these Bylaws, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken by stockholders without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of shares of stock issued and outstanding and entitled to vote on the subject matter having not less than the minimum number of Votes that would be necessary to authorize or take such action at a meeting of stockholders at which all such shares of stock entitled to vote thereon were present and voted. Prompt written notice of the taking of any such action by stockholders without a meeting shall be given to those stockholders, if any, who have not so consented.

                                   ARTICLE III

                                    DIRECTORS

         Section 3.1. BOARD OF DIRECTORS.

         The business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors, The Board of Directors may exercise all such powers of the Corporation and do all Such lawful acts and things on its behalf as are not by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these By-laws directed or required to be exercised or done by stockholders.

         Section 3.2. NUMBER, ELECTION, AND TENURE.

         The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors. In no event shall the total number of directors which shall constitute the whole Board of Directors be fixed by the Board of Directors at less than one (1). The Board of Directors shall not at any time decrease the total number of directors which shall constitute the whole Board of Directors if to do so would shorten the term of any incumbent director. With the exception of the first Board of Directors which shall be elected by the incorporator of the Corporation, and except as provided otherwise in these By-laws, directors shall be elected at the annual meeting of stockholders. Each director shall hold office until the annual meeting of stockholders next succeeding his election or appointment and until his successor is elected and qualified or until his earlier resignation or removal.

         Section 3.3. RESIGNATION AND REMOVAL.

         Any director, or member of a committee of the Board of Directors, may resign at any time upon written notice to the Board of Directors or the president. Unless specified otherwise in the notice, such resignation shall take effect upon receipt of the notice by the Board of Directors or the President. The acceptance of a resignation shall not be necessary to make it effective. Any director may be removed, either with or without cause, as provided by the General Corporation Law of the State of Delaware.

         Section 3.4. VACANCIES AND NEWLY-CREATED DIRECTORSHIPS.

         Vacancies occurring for any reason and newly-created directorships resulting from an increase in the authorized number of directors which shall constitute the whole Board of Directors, as fixed pursuant to Section 3.2 of these By-laws, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the annual meeting of stockholders next succeeding his election or appointment and until his successor shall be elected and qualified or until his earlier resignation or removal.

         Section 3.5. COMPENSATION.

         Each director on the Board of Directors and on any committee thereof shall receive for services rendered as a director and committee member such compensation, if any, as may be fixed from time to time by the Board of Directors. The directors and committee members also may be paid their expenses, if any, in attending meetings of the Board of Directors or any committee thereof. Nothing in these By-laws shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agents or otherwise and receiving compensation there for.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4.1. DATE, TIME, AND PLACE.

         Meetings of the Board of Directors shall be held on such date and at such time and ,place, either within or without the State of Delaware, as shall be determined by the Board of Directors pursuant to these By-laws.

         Section 4.2. ANNUAL MEETINGS.

         After the annual meeting of stockholders, the newly elected Board of Directors may hold a meeting, on such date and at such time and place as shall be determined by the Board of Directors, for the purpose of organization, election of officers, and such other business that may properly come before the meeting. such meeting may be held without notice.

         Section 4.3. REGULAR MEETINGS.

         Regular meetings of the Board of Directors may be held without notice on such date and at such time and place as shall be determined from time to time by the Board of Directors.

         Section 4.4. SPECIAL MEETINGS.

         Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board, the President, or the Secretary by means of oral, telephonic, written, telegraphic, cable, or other similar notice, duly given, delivered, sent, or mailed to each director, in the manner prescribed by
Section 6.1 of these By-laws, not less than two (2) days prior to such meeting, special meetings of the Board of Directors may be held at any time without notice if all of the directors are present or if those directors not present waive notice of the meeting in writing either before or after the date of the meeting.

         Section 4.5. QUORUM.

         Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, a majority of the whole Board of Directors, as fixed pursuant to Section 3.2 of these By-laws, shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum shall not be present at a meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice Other than announcement at the meeting, until a quorum shall be present.

         Section 4.6. REQUIRED VOTE.

         Except as specifically provided otherwise by the General Corporation law of the State of Delaware, the affirmative vote of a majority of the directors present at a meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors with respect to the matter voted upon.

         Section 4.7. ACTION WITHOUT MEETING.

         Any action required or permitted to be taken at a meeting of the Board of Directors, or committee thereof, may be taken by directors without a meeting if all of the members of the Board of Directors, or committee thereof, consent thereto in writing- Such writing shall be filed with the minutes of proceedings of the Board of Directors, or committee thereof.

         Section 4.8. TELEPHONE MEETINGS.

         Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or committee thereof, by means of conference telephone or similar communications equipment by means of which all of the members participating in the meeting can hear each other. Participation by members of the Board of Directors, or committee thereof, by such means shall constitute presence in person of such members at such meeting.

                                    ARTICLE V

                      COMMITTEES OF THE BOARD OF DIRECTORS

         Section 5.1. DESIGNATION AND POWERS.

         The Board of Directors may designate one or more committees from time to time in its discretion, by resolution passed by the affirmative vote of a majority of the whole Board of Directors, as fixed pursuant to Section 3.2 of these By-laws. Each committee shall consist of one or more of the directors on the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs Of the Corporation and may authorize the corporate seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation or these By-laws, adopting an agreement of merger or consolidation, recommending to stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, or recommending to stockholders a dissolution of the Corporation or a revocation of a dissolution; and, unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock of the Corporation or any class or series of stock. Each committee shall keep regular minutes of its meetings and shall report the same to the Board of Directors when requested to do so.

                                   ARTICLE VI

                                     NOTICES

         Section 6.1. DELIVERY OF NOTICE.

         Notices to stockholders and, except as permitted below, to directors on the Board of Directors shall be in writing and shall be delivered by mail or by messenger. Notice by mail shall be deemed to be given at the time when such notice is deposited in a United States post office or letter box, enclosed in a postpaid sealed wrapper, and addressed to a stockholder or director at his respective address appearing on the books and records of the Corporation, unless such stockholder or director shall have filed with the Secretary a written request that notices intended for such stockholder or director be mailed or delivered to some other address, in which case the notice shall be mailed to or delivered at the address designated in such request. Notice by messenger shall be deemed to be given when such notice is delivered to the address of a stockholder or director as specified above. Notices to directors also may be given orally in person or by telephone, or by telex, telegram, cable, or other similar means (or by delivery by messenger to the residence or usual place of business of a director). Notice by oral communication, telex, telegram, cable, or other similar means shall be deemed to be given upon dispatch of such notice. Such notice by messenger shall be deemed to be given when such notice is delivered to a director's residence or usual place of business. Notices, requests, and other communications required or permitted to be given or communicated to the Corporation by the Certificate of Incorporation, these By-laws or otherwise shall be in writing and may be delivered by messenger, United States mail, telex, telegram, cable, or other similar means. Notice to the corporation shall be deemed to be given upon actual receipt of such notice by the Corporation.

         Section 6.2. WAIVER OF NOTICE.

         Whenever notice is required to be given by the General corporation Law of the State of Delaware, the Certificate of Incorporation, or these By-laws, a written waiver of notice, signed by the person entitled thereto, whether before or after the time prior to which such notice is required to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, and so objects at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the Purpose of, any regular or special meeting of stockholders, Board of Directors, or committee of the Board of Directors need be specified in any written waiver of notice.

                                   ARTICLE VII

                                    OFFICERS

         Section 7.1. OFFICERS.

         At its annual meeting, or at such other meeting as it may determine, or by unanimous written consent of the directors without a meeting, the Board of Directors shall elect a President, a Treasurer, and a Secretary, and may elect a Chairman of the Board, one or more Vice Presidents, one or more Assistant Treasurers, Assistant Secretaries, and such other officers as the Board of Directors from time to time may designate. Subject to Section 7.6 of these By-laws, the Chairman of the Board, if any, shall be selected from among the directors on the Board of Directors, but no other officer need be a member of the Board of Directors. Any number of offices may be held by the same person.

         Section 7.2. OTHER OFFICERS AND AGENTS.

         The Board of Directors also may elect such other officers and agents as the Board of Directors from time to time may determine to be advisable. Such officers and agents shall serve for such terms, exercise such powers, and perform such duties as shall be specified from time to time by the Board of Directors *

         Section 7.3. TENURE, RESIGNATION, REMOVAL AND VACANCIES.

         Each officer of the Corporation shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal; provided, that if the term of office of any officer elected pursuant to Section
7.2 of these By-laws shall have been fixed by the Board of Directors, such person shall cease to hold such office no later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed to succeed him. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors. Any officer may resign at any time upon written notice to the Board of Directors or the President. unless specified otherwise in the notice, such resignation shall take effect upon receipt of the notice by the Board of Directors or the President. The acceptance of the resignation shall not be necessary to make it effective. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise shall be filled by the Board of Directors and such successor or successors shall hold office for such term as may be specified by the Board of Directors.

         Section 7.4. COMPENSATION.

         The salaries, if any, or other compensation of officers and agents of the Corporation elected by the Board of Directors shall be fixed from time to time by the Board of Directors.

         Section 7.5. AUTHORITY AND DUTIES.

         All officers and agents, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws and as generally pertain or are necessarily incidental to the particular office or agency. In addition to the powers and duties hereinafter specifically prescribed for certain officers of the Corporation, the Board of Directors from time to time may impose or confer upon any of the officers such additional duties and powers as the Board of Directors may see fit, and the Board of Directors from time to time i-nay impose or confer any or all of the duties and powers hereinafter specifically prescribed for any officer upon any other officer or officers. The Board of Directors may give general authority to any officer to affix the corporate seal of the Corporation and to attest the affixing by his signature.

         Section 7.6. THE CHAIRMAN OF THE BOARD.

         The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors, and shall be a member of all standing committees of the Board of Directors. If the Board of Directors shall not have elected a Chairman of the Board, the Board of Directors may designate a director to preside at meetings of stockholders and of the Board of Directors, and in the absence of any such designation, the president shall preside at meetings of stockholders and the Board of Directors.

         Section 7.7. CHIEF EXECUTIVE OFFICER.

         A. The Chief Executive officer of the Corporation shall have general and active management, supervision, direction, and control of the business of the Corporation. He shall see that all resolutions and orders of the Board of Directors are carried into effect, shall vote, in the name of the Corporation, stock or securities in other corporations or associations held by the Corporation unless another officer is designated by the Board of Directors for that purpose, and in connection with all of the foregoing shall be authorized to delegate to the President or a Vice president and the other officers such of his powers and such of his duties as he may deem to be advisable. In the absence or disability of or upon the delegation by the Chairman of the Board, or as provided in Section 7.6 of these By-Laws, the Chief Executive officer shall preside at all meetings of stockholders and of the Board of Directors. He shall report from time to time to the Board of Directors all matters within his knowledge which the interest of the Corporation may require to be brought to the attention of the Board of Directors. The Chief Executive Officer shall have the general powers and duties of supervision and management usually vested in the office of a chief executive officer of a corporation and shall exercise such powers and perform such duties as generally pertain or are necessarily incidental to his office and shall have such other powers and perform such other duties as may be specifically assigned to him from time to time by the Board of Directors. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts for and on behalf of the Corporation and may cause the corporate seal of the Corporation to be affixed to any instrument requiring it, and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

         B. The President of the Corporation shall, subject to the supervision and control of the Chief Executive Officer, and unless otherwise directed by the Board of Directors or the Chief Executive Officer, have general and active management, supervision, direction, and control of the business of the Corporation. He shall see that all resolutions and orders of the Board of Directors are carried into effect, shall vote, in the name of the Corporation, stock or securities in other corporations or associations held by the Corporation unless another officer is designated by the Board of Directors for that purpose, and in connection with all of the foregoing shall be authorized to delegate to a Vice President and the other officers such of his powers and such of his duties as he may deem to be advisable. He shall report from time to time to the Board of Directors and Chief Executive Officer all matters within his knowledge which the interest of the Corporation may require to be brought to the attention of the Board of Directors and Chief Executive Officer. The President shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation and shall exercise such powers and perform such duties as generally pertain or are necessarily incidental to his office and shall have such other powers and perform such other duties as may be specifically assigned to him from time to time by the Board of Directors or Chief Executive Officer. Except as the Board of Directors shall authorize the execution thereof in some other manner, or unless otherwise directed by the Chief Executive Officer, he shall execute bonds, mortgages, and other contracts for and on behalf of the Corporation and may cause the corporate seal of the Corporation to be affixed to any instrument requiring it, and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

         The President shall perform such other duties as may be specifically assigned to him from time to time by the Board of Directors or the Chief Executive Officer. In case of the absence or disability of the Chief Executive Officer, and if the Board of Directors or the Chief Executive Officer has so authorized, the President shall perform the duties of the Chief Executive Officer.

         Section 7.8. THE VICE PRESIDENT(S).

         The Vice President, or if there be more than one, the Vice presidents, shall perform such duties as may be specifically assigned to them from time to time by the Board of Directors or the President. In case of the absence or disability of the President, and if the Board of Directors or the President has so authorized, the Vice President, or if there be more than one Vice President, such Vice President as the Board of Directors or the President shall designate, shall perform the duties of the Office of the President.

         Section 7.9. THE TREASURER.

         The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books and records belonging to the Corporation. He shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or any officer of the Corporation (which may be the Treasurer) authorized by the Board of Directors to make such designation. The Treasurer shall exercise such powers and perform such duties as generally pertain or are necessarily incidental to his office and shall perform such other duties as may be specifically assigned to him from time to time by the Board of Directors or the President. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the President and the Board of Directors (at its regular and special meetings) , or whenever any of them may request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, moneys, and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 7.10. THE ASSISTANT TREASURER(S).

         The Assistant Treasurer, or if there be more than one, the Assistant Treasurers, shall perform such duties as may be specifically assigned to them from time to time by the Board of Directors or the President. In case of the absence or disability of the Treasurer, and if the Board of Directors or the President has so authorized, the Assistant Treasurer, or if there be more than one Assistant Treasurer, such Assistant Treasurer as the Board of Directors or the president shall designate, shall perform the duties of the office of the Treasurer.

         Section 7.11. THE SECRETARY.

         The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all votes and record the proceedings of such meetings in a book to be kept for that purpose. He shall perform like duties for any committees of the Board of Directors when required or requested. He shall give, or cause to be given, notice of all meetings of stockholders and, when necessary, of the Board of Directors. The Secretary shall exercise such powers and perform such duties as generally pertain or are necessarily incidental to his office and shall perform such other duties as may be specifically assigned to him from time to time by the Board of Directors or the President. The Secretary shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary.

         Section 7.12. THE ASSISTANT SECRETARY(IES).

         The Assistant Secretary, or if there be more than one, the Assistant Secretaries, shall perform such duties as may be specifically assigned to them from time to time by the Board of Directors or the President. In case of the absence or disability of the Secretary, and if the Board of Directors or the President has so authorized, the Assistant Secretary, or if there be more than one Assistant Secretary, such Assistant Secretary as the Board of Directors or the president shall designate, shall perform the duties of the office of the Secretary.

                                  ARTICLE VIII

                              CERTIFICATES OF STOCK

         Section 8.1. FORM AND SIGNATURE.

         The stock certificates representing common stock of the Corporation shall be in such form or forms not inconsistent with the Certificate of Incorporation and these By-laws as the Board of Directors shall approve from time to time. Stock certificates shall be numbered, the certificates for the shares of stock of each class to be numbered consecutively, and shall be entered in the books and records of the Corporation as such certificates are issued. No certificate shall be issued for any share until the consideration therefor has been fully paid. Stock certificates shall exhibit the holder's name, certify the class of stock and the number of shares in such class of stock owned by the holder, and shall be signed Ca) by the President, or any Vice President, and (b) by the Treasurer, or any Assistant Treasurer, or the Secretary, or any Assistant Secretary. Any or all of the signatures on a stock certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar on the date of issuance.

         Section 8.2. LOST, STOLEN, OR DESTROYED CERTIFICATES.

         The Board of Directors may direct that a new stock certificate be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person, or his legal representative, claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issuance of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as the Board of Directors shall direct as indemnity against any claim that may be made against the Corporation, any transfer agent, or any registrar on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

         Section 8.3. REGISTRATION OF TRANSFER.

         Shares of common stock of the Corporation shall be transferable only upon the Corporation's books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers of the Corporation, or to such other person as the Board of Directors may designate, upon surrender to the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books and records.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         Section 9.1. RECORD DATE.

         In order that the Corporation may determine the stockholders entitled to notice of, and to vote at, a meeting of stockholders, or to express consent or dissent to corporate action in writing without meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of, and to vote at, a meeting of stockholders shall apply to any adjournment(s) of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 9.2. REGISTERED STOCKHOLDERS.

         Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books and records as the owner of shares of stock of the Corporation to receive dividends and to vote as such owner, shall be entitled to hold such person liable for calls and assessments, if ANY, and shall not be bound to recognize any equitable or other claim to, or interest in, such stock on the part of any other person, whether or not the Corporation shall have express or other notice thereof.

         Section 9.3. DIVIDENDS.

         The Board of Directors, in its sole and absolute discretion from time to time, may declare and pay dividends upon the shares of the Corporation's capital stock out of funds legally available there for. Before declaring or paying any dividend, the Board of Directors may set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors, from time to time in its absolute discretion, shall think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 9.4. CHECKS AND NOTES.

         All checks and drafts on the bank accounts of the Corporation all bills of exchange and promissory notes of the Corporation, and all acceptances, obligations, and other instruments for the payment of money drawn, signed, or accepted by the Corporation shall be signed or accepted, as the case may be, by such officer or officers, agent or agents, and in such manner as shall be there unto authorized from time to time by the Board of Directors or by officers of the Corporation designated by the Board of Directors to make such authorization.

         Section 9.5. FISCAL YEAR.

         The fiscal year of the Corporation shall end on the 31st day of March of each year and the next fiscal year shall commence on the immediately following day, unless otherwise fixed by resolution of the Board of Directors.

         Section 9.6. CORPORATE SEAL.

         The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed, affixed, or otherwise reproduced.

         Section 9.7. VOTING OF SECURITIES OF OTHER ISSUERS.

         In the event that the Corporation shall own and/or have power to vote any securities (including, but not limited to, shares of stock) of any other issuer, such securities shall be voted by the President as provided in Section
7.7 of these Bylaws, or by such other person or persons, to such extent, and in such manner as may be determined by the Board of Directors.

         Section 9.8. TRANSFER AGENTS.

         The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of securities (including but not limited to stock) of the Corporation. The Board of Directors may appoint one or more transfer agents and/or one or more registrars and may require all Stock certificates and other certificates evidencing securities of the Corporation to bear the signature of either or both.

         Section 9.9. BOOKS AND RECORDS.

         Except as Specifically provided otherwise by the General Corporation Law of the State of Delaware, the books and records of the Corporation may be kept at such place. or places, either within or without the State of Delaware, as may be designated by the Board of Directors.

                                    ARTICLE X

         Section 10.1. INDEMNIFICATION.

         The Corporation shall provide for the indemnification, and advancement of expenses, including attorney's fees and liabilities, to the extent permitted by the General Corporation Law of the State of Delaware, of directors, officers, employees, and agents of the Corporation and. of persons who served other enterprises in such or similar capacities at the request of the Corporation, for actions they take in such capacities. Such indemnification and advancement of expenses shall not exclude any other rights to which a person seeking indemnification and/or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise. The Corporation shall have power to purchase and maintain insurance on behalf of directors, officers, employees, and agents of the Corporation, and of persons who serve other enterprises in such or similar capacities at the request of the Corporation, against any liability asserted against them and incurred by them in such capacities, whether or not the Corporation would have the power to indemnify them against such liability under the General Corporation Law of the State of Delaware and any other laws of the State of Delaware in effect from time to time.

                                   ARTICLE XI

                           AMENDMENTS TO THESE BY-LAWS

         Section 11.1. BY THE STOCKHOLDERS.

         These By-laws may be amended or repealed in whole or in part and new By-laws (or amended provisions hereof) may be adopted by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at a meeting of stockholders at which a quorum is present and entitled to vote on the subject matter, provided that notice thereof is stated in the written notice of the meeting.

         Section 11.2. BY THE BOARD OF DIRECTORS.

         These By-laws may be amended or repealed in whole or in part and new By-laws (or amended provisions hereof) may be adopted by unanimous written consent of the directors on the Board of Directors without meeting or by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors at which a quorum is present, provided that notice thereof be contained in the notice of the meeting.

                                   ARTICLE XII

                 AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

         Section 12.1. BY THE STOCKHOLDERS.

         Any amendment to the Certificate of Incorporation shall require the affirmative vote of a majority of the aggregate number of shares of common stock issued and outstanding and entitled to vote on the subject matter, present in person or represented by proxy at a meeting of stockholders, provided that notice thereof is stated in the written notice of the meeting or the written consent required by Section 2.10 hereof. If any amendment to the Certificate of Incorporation would increase or decrease the aggregate number of authorized shares of any class, increase or decrease the par value of shares of any class, or alter, change, qualify, limit, or restrict the powers, preferences, or rights of shares of any class so as to affect them adversely, such amendment shall require, in addition, the affirmative vote of a majority of the aggregate number of shares of each such class issued and outstanding and entitled to vote on the subject matter, present in person or represented by proxy at a meeting of stockholders, provided that notice thereof is stated in the written notice of the meeting.

                       NOMURA ASSET SECURITIES CORPORATION

                        Meeting of the Board of Directors

                                 April 14, 1993

         A meeting of the Board of Directors of Nomura Asset Securities Corporation (the "Corporation") was held in the Chairman's Conference Room on the 22nd floor at 2 World Financial Center, New York, New York at 4:00 p.m. on April 14, 1993. Present were Messrs. Junichi Ujiie, Max C. Chapman, Jr., Kazuo Wakairo and Michael Berman, representing a quorum of the directors of the Corporation. Present by invitation were Mr. Ethan Penner and Ms. Jennifer Myers. Mr. Chapman acted as Chairman, and Ms. Myers acted as Secretary of the meeting.

         The first order of business brought before the Board was the election of Ethan Penner as a Director of the Corporation. Upon motion duly made, seconded and carried, it was unanimously

                  RESOLVED, that Ethan Penner be, and he hereby is, elected as a Director of the Corporation, to hold office until the annual meeting of Stockholders of the Corporation next succeeding his election and until his successor shall have been elected and qualified, or until his earlier resignation or removal.

         The Board then deemed it desirable to modify the officer structure of the Corporation in order to provide a senior position for the new Director. In order to achieve this result, the Board desired to separate the offices of President and Chief Executive Officer. Upon motion duly made, seconded and carried, it was unanimously

                  RESOLVED, that, pursuant TO Section 11.1 of the By-Laws of the Corporation (the "By-Laws"), (i) Section 7.1 of the By-Laws be, and it hereby is, amended to provide that, in addition to the officers already enumerated therein, the Board shall elect a Chief Executive Officer; and (ii) Section 7.7 of the By-Laws be, and it hereby is, amended to read in its entirety as provided in Exhibit A hereto.

         Having divided the office of President and Chief Executive Officer into separate offices, the Board then deemed it appropriate to elect a Chief Executive Officer and a President. Upon motion duly made, Seconded and carried, it was unanimously

                  RESOLVED, that the appointment of Michael Berman to the office of President and Chief Executive Officer be, and it hereby is, terminated;

                  RESOLVED, that Michael Berman be, and he hereby is, elected to the office of Chief Executive Officer, to hold officer until his successor shall have been elected and qualified, or until his earlier resignation or removal;

                  RESOLVED, that Ethan Penner be, and he hereby is, elected to the office of president, to hold office until his successor shall have been elected and qualified, or until his earlier resignation or removal;

                  RESOLVED, that all actions heretofore taken by Ethan Penner on behalf of the Corporation be, and they hereby are, approved, ratified and confirmed in all aspects.

         There being no further business to come before the Board, upon motion duly made, seconded, and carried, the meeting was adjourned.


                                                   -----------------------------
                                                   Secretary

                                    EXHIBIT A
                 (marked to show changes from original By-Laws)

"Section 7.7.A CHIEF EXECUTIVE OFFICER.

The Chief Executive Officer of the Corporation shall have general and active management, super-vision, direction, and control of the business of the Corporation. He shall see that all resolutions and orders of the Board of Directors are carried into effect, shall vote, in the name of the Corporation, stock or securities in other corporations or associations held by the Corporation unless another officer is designated by the Board of Directors for that purpose, and in connection with all of the foregoing shall be authorized to delegate to the President or a Vice President and the other officers such of his powers and such of his duties as he may deem to be advisable. In the absence or disability of or upon the delegation by the chairman of the Board, or as provided in section 7.6 of these By-Laws, the chief Executive officer shall preside at all meetings of stockholders and of the Board of Directors. He shall report from time to time to the Board of Directors all matters within his knowledge which the interest of the Corporation may require to be brought to the attention of the Board of Directors. The Chef Executive officer shall have the general powers and duties of supervision and management usually vested in the office of a chief executive officer of a corporation and shall exercise such powers and perform such duties as generally pertain or are necessarily incidental to his office and shall have such other powers and perform such other duties a may be specifically assigned to him from time to time by the Board of Directors. Except as the Board of Directors shall authorize THE execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts for and on behalf of the corporation and may cause the corporate seal of the Corporation to be affixed to any instrument requiring it, and when so affixed true seal shall be attested by the signature of the secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

Section 7.7.B.    THE PRESIDENT

The President of the Corporation shall, subject to the supervision and control of the Chief Executive Officer, and unless otherwise directed by the Board of Directors or the Chief Executive Officer, have general and active management, supervision, direction, and control of the business of the Corporation. He shall see that all resolutions and orders of the Board of Directors are carried into effect, shall vote, in the name of the Corporation, stock or securities in other corporations or associations held y the Corporation unless another officer is designated by the Board of Directors for that purpose, and in connection with all of the foregoing shall be authorized to delegate to a Vice President and the other officers such at his powers and such of his duties as he may deem to be advisable. He shall report from time to time to the Board of Directors and Chief Executive Officer all matters within his knowledge which the interest of the Corporation may require to be brought to the attention of the Board of Directors and Chief Executive Officer. The President shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation and shall exercise such powers and perform such duties as generally pertain or are necessarily incidental to his office and shall have such other powers and perform such other duties as may be specifically assigned to him from time to time by the Board of Directors or Chief Executive Officer. Except as the Board of Directors shall authorize the execution thereof in some other manner, or unless otherwise directed by the Chief Executive Officer, he shall execute bonds, mortgages, and other contracts for and on behalf of the Corporation and may cause the corporate seal of the Corporation to be affixed to any instrument requiring it, and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

The President shall perform such other duties as may be specifically assigned to him from time to time by the Board of Directors or the Chief Executive Officer. In case of the absence or disability of the Chief Executive Officer, and if the Board of Directors or the Chief Executive Officer has so authorized, the President shall perform the duties of the Chief Executive officer."